UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 28, 2014

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.07     Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on April 24, 2014.  At the meeting, the following three items were voted on by the Company’s shareholders:

ISSUE ONE:  DIRECTOR NOMINEE ELECTION RESULTS

The following persons were elected to the Company’s Board of Directors to hold office for the ensuing year:

NOMINEE	IN FAVOR	AGAINST	WITHHELD
Roy W. Begley, Jr.	10,468,522	716,009	572,395
F. David Clarke, III	10,468,030	716,501	572,395
Anthony J. DiNello	10,989,390	195,141	572,395
Julie D. Klapstein	11,071,485	113,046	572,395
R. Eric McCarthey	11,073,174	111,357	572,395
Joseph P. Morgan, Jr.	11,071,278	113,253	572,395
Robert A. Peiser	11,073,884	110,647	572,395
John J. Schiff, Jr.	10,468,020	716,511	572,395
John Q. Sherman, II	10,301,414	883,117	572,395

In addition to the votes reported above, there were 1,011,165 broker non-votes on the proposal for the election of directors.

ISSUE TWO:  RATIFY THE APPOINTMENT OF BATTELLE RIPPE KINGSTON LLP AS INDEPENDENT AUDITORS FOR 2014

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
12,145,746	19,035	30,915	0

ISSUE THREE:  ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
11,081,932	90,307	12,292	1,011,165

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: April 28, 2014	By: /s/Gerard D. Sowar
Gerard D. Sowar, Executive Vice President, General Counsel and Secretary